UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 21, 2005 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

       A.   Amendment to the PG&E Corporation Supplemental Executive Retirement Plan

              On December 21, 2005, the PG&E Corporation Board of Directors amended the PG&E Corporation Supplemental Executive Retirement Plan (SERP).  The SERP is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company (Utility) with a pension benefit based on a combination of base pay and payments under the Short-Term Incentive Plan.  The amendment reflects recently released Internal Revenue Service guidelines governing annuity payments under the American Jobs Creation Act of 2004 (Act). The amendment clarifies that under the SERP: (i) a participant’s termination or retirement date will be the annuity start date where such termination or retirement is the payment event; (ii) the first six months’ annuity payments will be made in the seventh month; (iii) subsequent annuity payments will be made as scheduled; and (iv) annuity payments deferred during the six-month period required by the Act, when actually paid, will include interest calculated at a rate to reflect PG&E Corporation’s marginal cost of funds.  The amendment does not increase the amount of the benefits payable to the participants or the cost of the benefits to PG&E Corporation.

       B.   2006 Short-Term Incentive Plan

              On December 21, 2005, the Nominating, Compensation, and Governance Committee (Committee) of the PG&E Corporation Board of Directors approved the 2006 Short-Term Incentive Plan (STIP) structure for officers of PG&E Corporation and the Utility. Recommendations as to the specific performance scales for each STIP award component will be presented for the Committee’s action at its February 2006 meeting.   The 2006 officer STIP structure primarily focuses the annual incentive opportunity on returns to shareholders by emphasizing financial objectives such as earnings from operations.  The structure also recognizes the importance of key strategic objectives and operating and service measures aimed at the achievement of operational excellence and improved customer service. Corporate financial performance, as measured by corporate earnings from operations, will account for 70 percent of the award and Utility operational performance, as measured by eleven  financial, operating, and service measures, will account for 30 percent of the award.  The Chief Executive Officer of PG&E Corporation has the discretion to recommend to the Committee an additional performance rating for an individual officer which may be based on  such officer’s efforts to manage his or her organization’s respective financial budget.  This additional performance rating can modify (up or down) an individual officer’s final STIP award by no more than 15 percent.  The Committee will continue to retain full discretion as to the determination of final officer STIP awards.

        C.   2006 Officer Compensation

              At its meeting on December 21, 2005, the Committee (and with respect to Peter A. Darbee and Thomas B. King, the independent members of the Board of Directors of PG&E Corporation and the Utility, respectively) approved 2006 base salaries and the 2006 STIP award targets (based on a percentage of base salary) for the following executive officers:

Name and Title	2006 Base Salary	2006 STIP % Target
Peter A. Darbee, Chairman of the Boards, Chief Executive Officer and President, PG&E Corporation	$975,000	100%
Thomas B. King, President and Chief Executive Officer, Utility	$615,000	75%
Christopher P. Johns, Senior Vice President, Chief Financial Officer and Treasurer, PG&E Corporation and Utility	$494,000	55%
Bruce R. Worthington, Senior Vice President and General Counsel, PG&E Corporation	$489,250	55%
Rand L. Rosenberg, Senior Vice President, Corporate Strategy and Development, PG&E Corporation	$475,000	55%

              The Committee (and with respect to Peter A. Darbee and Thomas B. King, the independent members of the Board of Directors of PG&E Corporation and the Utility, respectively) also approved the 2006 perquisite amount for each officer ranging from $20,000 to $35,000.

              The Committee (and with respect to Peter A. Darbee and Thomas B. King, the independent members of the Board of Directors of PG&E Corporation and the Utility, respectively) also approved the total value of equity awards to be made under the 2006 Long-Term Incentive Plan (LTIP) (awards will be made on the first business day of January 2006 after the LTIP becomes effective on January 1, 2006) to the following executive officers:

Name and Title	2006 LTIP Award Value
Peter A. Darbee, Chairman of the Boards, Chief Executive Officer and President, PG&E Corporation	$3,500,000
Thomas B. King, President and Chief Executive Officer, Utility	$1,450,000
Christopher P. Johns, Senior Vice President, Chief Financial Officer and Treasurer, PG&E Corporation and Utility	$900,000
Bruce R. Worthington, Senior Vice President and General Counsel, PG&E Corporation	$800,000
Rand L. Rosenberg, Senior Vice President, Corporate Strategy and Development	$800,000

              The equity awards will be divided equally between restricted stock and performance shares based on a per share price of PG&E Corporation common stock of $35.929, the average closing price of PG&E Corporation common stock on the New York Stock Exchange for the month of November 2005.

              The Committee also approved the terms of the restricted stock and performance shares to be awarded under the LTIP to all participants, including officers.  Restricted stock will vest over a five-year period in increments of 20 percent on the first, second, and third anniversaries of the date of grant. The vesting of the remaining 40 percent of the restricted stock will lapse early on the third anniversary of the date of grant if PG&E Corporation’s total shareholder return (TSR) for the prior three-year period is in the top quartile relative to PG&E Corporation’s comparator group.  If PG&E Corporation’s TSR for that period is not in the top quartile, the restrictions will continue and will not lapse until the fifth anniversary of the date of grant.

              Performance shares will vest, if at all, at the end of a three-year period depending on PG&E Corporation’s TSR for the period.  The payment for performance shares will be calculated by multiplying the number of vested performance shares by the average closing price of PG&E Corporation common stock over the last 30 calendar days of the year preceding the vesting date.  There will be no payout for TSR performance below the 25th percentile of the comparator group; there will be a 25 percent payout if TSR is at or above the 25th percentile; there will be a 100 percent payout if TSR is at or above the 75th percentile; and there will be a 200 percent payout if PG&E Corporation’s TSR ranks first in the comparator group.  If PG&E Corporation’s TSR is between the 25th percentile and the 75th percentile, or above the 75th percentile, award payouts will be determined by straight-line interpolation, adjusted to round numbers (i.e., the nearest multiple of five).

              Restricted stock and performance shares accrue dividends.  However, the payment of all dividends that may be accrued with respect to such awards will be subject to the same restrictions, including the requirement to satisfy any performance goal, if applicable, as the shares to which they relate.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

               On December 21, 2005, PG&E Corporation’s and the Utility’s Bylaws were amended, effective January 1, 2006, to decrease the size of the Boards of each company to reflect the retirement of Robert D. Glynn, Jr. as a director of both companies on December 31, 2005.  PG&E Corporation’s Bylaws were amended to change the authorized number of directors from ten to nine.  Under PG&E Corporation's Bylaws, the authorized number of directors may not be less than 7 nor more than 13, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.  The Utility’s Bylaws were amended to change the authorized number of directors from eleven to ten.  Under the Utility’s Bylaws, the authorized number of directors may not be less than 9 nor more than 17, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.

              Under PG&E Corporation’s and the Utility’s Corporate Governance Guidelines, at least 75 percent of each Board is required to be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the applicable definition of “independence” set forth in the New York Stock Exchange, American Stock Exchange, and Pacific Exchange rules.  The composition of PG&E Corporation’s Board of Directors meets the Corporate Governance Guideline.  As of January 1, 2005, the Utility’s Board of Directors temporarily waived this guideline.  During 2005, the percentage of independent members on the Utility’s Board of Directors has been approximately 73 percent.  As a result of Mr. Glynn’s retirement and the decrease in the size of the Utility’s Board effective January 1, 2006, the composition of the Utility’s Board of Directors will once again meet the Corporate Governance Guideline.  (In addition, as previously disclosed, Mr. King will become a director of the Utility on January 1, 2006 succeeding Gordon R. Smith whose resignation from the Utility Board of Directors is effective December 31, 2005.) The Boards of Directors of both PG&E Corporation and the Utility will continue to comply with applicable stock exchange rules, which require only that a majority of the Board of Directors be independent.

              The text of the amendment to PG&E Corporation’s Bylaws is attached hereto as Exhibit 99.1 and the text of the amendment to the Utility’s Bylaws is attached hereto as Exhibit 99.2.

Item 8.01 Other Events

A.  PG&E Corporation Common Stock Dividend

              On December 21, 2005, the PG&E Corporation Board of Directors declared a quarterly common stock dividend of $0.33 per share, reflecting the increased annual dividend target of $1.32 that was approved by the Board on October 19, 2005.  The new dividend is consistent with the previously approved dividend policy and dividend payout ratio range (the proportion of earnings paid out as dividends) of 50 percent to 70 percent.  The Board of Directors retains authority to change its common stock dividend policy and its dividend payout ratio at any time, especially if unexpected events occur that would change the Board's views as to the prudent level of cash conservation.  The dividend is payable on January 16, 2006 to shareholders of record on December 30, 2005.

B.  2006 Cost of Capital Proceeding

               On December 15, 2005, the California Public Utilities Commission (CPUC) voted to issue a decision in the Utility’s cost of capital proceeding to determine the Utility's authorized capital structure and the authorized rate of return that the Utility may earn on its electricity and natural gas distribution and electricity generation rate base for 2006.  (The Utility’s rate of return for its electric transmission operations is set by the Federal Energy Regulatory Commission (FERC) and the Utility’s rate of return for its gas transmission and storage operations through 2007 has been previously set in the Gas Accord settlement agreement approved by the CPUC.)

               The decision establishes the following capital structure and rates of return for 2006, as compared to the 2005 authorized amounts:

	2005 Authorized			2006 Authorized

	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost

Long‑term debt	6.10%	45.5%	2.78%	6.02%	46.0%	2.77%
Preferred stock	6.42%	2.5%	0.16%	5.87%	2.0%	0.12%
Common equity	11.22%	52.0%	5.83%	11.35%	52.0%	5.90%
Return on rate base			8.77%			8.79%

                The Utility's authorized cost of capital would increase the 2006 cost of capital revenue requirement by approximately $4 million over the currently authorized revenue requirement for electricity and natural gas distribution and electricity generation operations, based on the Utility's currently authorized rate base.

C.  Pension Contribution Application

              Also, on December 15, 2005, the CPUC approved in part the Utility’s July 2005 petition regarding resumption of pension contributions, giving the Utility permission to (1) file an application for a pension contribution in 2006, and (2) begin collecting the requested revenue requirement through rates effective January 1, 2006, subject to refund depending on the outcome of the application.    On December 20, 2005, the Utility filed the pension contribution application, requesting that the CPUC approve a net pension contribution of approximately $250 million in 2006, and the associated revenue requirement of $155 million attributable to  electric and gas distribution and generation operations. This annual net pension contribution amount of $250 million is the contribution level projected over a four year period (2006-2009) to increase the funded status of the pension plan trust from 98.6 percent on January 1, 2005, to 100 percent on January 1, 2010.  The requested revenue requirement of $155 million is less than the annual pension contribution amount because (1) a substantial portion of the annual pension contribution amount will be capitalized and (2) it does not include approximately $20 million in revenue requirements associated with natural gas transportation and storage, electric transmission, and nuclear decommissioning, which are the subject of other CPUC and FERC proceedings.

D.  Annual Electricity Rate Adjustment

              Also, on December 15, 2005, the CPUC issued a resolution approving the Utility’s annual electric rate true-up filing that adjusts rates effective January 1, 2006 to (1) reflect over- and under- collections in the Utility's major electric balancing accounts (including electricity procurement), and (2) consolidate various other 2006 electricity revenue requirement changes authorized by the CPUC or the FERC during 2005 in other proceedings.  These rate changes, to be included in electricity rates on January 1, 2006, will increase electricity revenues by approximately $691 million as compared to revenues at present rates.  Balances in all accounts authorized for recovery by the December 15, 2005 resolution are subject to review, verification, and adjustment, if necessary, by the CPUC.

E.  Pending CPUC Investigation into the Utility’s Billing and Collection Practices

               As previously disclosed, the schedule in the CPUC’s pending investigation into the Utility's billing and collection practices called for the CPUC’s Consumer Protection and Safety Division (CPSD) and any other interested party to file their reports regarding the Utility’s practices by December 16, 2005.  On December 16, 2005, the CPSD requested an extension.  A telephone conference will be held on January 3, 2006, at which it is expected that a new due date for the CPSD’s and other parties' reports will be determined.  It is anticipated that the CPSD and The Utility Reform Network will submit reports that may recommend that the Utility be required to make refunds and pay penalties if the CPUC finds that the Utility violated applicable tariffs or the CPUC's orders or rules.

               PG&E Corporation and the Utility continue to believe that the ultimate outcome of this matter will not have a material adverse effect on PG&E Corporation's or the Utility's financial condition or results of operations.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective January 1, 2006

99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective January 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President and Corporate Secretary

Dated:  December 28, 2005

EXHIBIT INDEX

Exhibit No.                                        Description of Exhibit

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective January 1, 2006

99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective January 1, 2006